UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2016

Advanced Environmental Petroleum Producers Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8309 Mount Logan Court Las Vegas, Nevada	89131
(address of principal executive offices)	(zip code)

250-885-0545
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2016, the Company announced that it has entered into a verbal final agreement to retire all of the outstanding past due liabilities as stated on the most recent filed 10Q dated May 20, 2016. Per the terms of the agreement there will be 4,920,000 common shares cancelled from the shares issued in escrow in October 2015 and the new issuance of 4,450,000 common shares resulting in a reduction of 470,000 current issued and outstanding common shares. This agreement brings the total issued and outstanding to 93,911,633 of which 28,311,633 are considered issued without restriction due to rule 144 exemption.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

 Description

99.1

News Release dated July 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Producers Inc.

Dated: July 20, 2016	/s/ Loong Yip Juy
Loong Yip Juy
President

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